Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, January 22, 2024– BV Financial, Inc. ( NASDAQ: BVFL), (the “Company”) the holding company for BayVanguard Bank (the “Bank”), reported net income of $13.7 million or $1.47 per diluted share compared to net income of $10.5 million or $1.32 per diluted share for the year ended December 31, 2022. Net income for the quarter ended December 31, 2023 was $3.0 million, or $0.28 per diluted share compared to net income of $2.7 million, or $0.34 per diluted share, for the quarter ended December 31, 2022.

On July 31, 2023, the Company completed its conversion from the mutual holding company (M.H.C.) form of reorganization to the stock holding company form of organization (the "Conversion"). In connection with the Conversion, Bay-Vanguard M.H.C. (the “MHC”) ceased to exist. Also, as part of the Conversion, the Company sold 9,798,980 shares of its common stock at a price of $10.00 per share, which resulted in net proceeds of $86.9 million. Each outstanding share of Company common stock owned by the public stockholders of the Company (stockholders other than the M.H.C.) were converted into new shares of Company common stock based on an exchange ratio of 1.5309-to-1. The Company had 11,375,803 shares of Company common stock outstanding as a result of the Conversion. Additionally, concurrently with the conversion, the Bank converted to a Maryland-chartered commercial bank.

Financial Highlights

•
Return on average assets and return on average equity for the year ended December 31, 2023 were 1.54% and 9.93%, respectively. Return on average assets and return on average equity for the three months ended December 31, 2023 were 1.34% and 6.11%, respectively.
•
Net loans increased $37.1 million, or 5.63% to $696.2 million at December 31, 2023 compared to $659.1 million at December 31, 2022.
•
Deposits decreased $50.5 million, or 7.38%, from $684.6 million at December 31, 2022 to $634.1 million at December 31,2023.
•
Total equity increased by $101.3 million, or 103.64%, primarily due to the stock offering noted above and net income for the year.
•
In the quarter ended December 31, 2023, the Company recorded a provision for credit losses of $435,000 consisting of $354,000 in the allowance for credit losses (ACL) – loans and $81,000 in the ACL -for unfunded commitments. In the year ended December 31, 2023, the Company recorded a recovery of the provision for credit losses of $45,000 as net recoveries of $467,000 exceeded the required increase in the ACL for loans.

Financial Condition

Total Assets. Total assets were $885.3 million at December 31, 2023, an increase of $40.3 million, or 4.8%, from $845.0 million at December 31, 2022. The increase was due primarily to a $37.1 million increase in net loans receivable to $696.2 million at December 31, 2023, a $5.1 million increase in cash and cash equivalents and a $1.7 million increase in available-for-sale securities, partially offset by a decrease of $1.8 million in foreclosed real estate.

Cash and Cash Equivalents. Cash and cash equivalents increased $5.1 million, or 7.4%, to $73.7 million at December 31, 2023 from $68.7 million at December 31, 2022 primarily due to the stock offering.

Net Loans Receivable. Net loans receivable increased $37.1 million, or 5.6%, to $696.2 million at December 31, 2023 from $659.1 million at December 31, 2022. Increases in investor and owner occupied commercial real estate, construction loans and farm loans offset decreases in owner and non-owner occupied one- to four-family loans and commercial loans. The decreases in one- to four-family loans and commercial loans were due primarily to payoffs and paydowns exceeding originations during the year ended December 31, 2023.

Securities. Securities available for sale (“AFS”) increased $1.7 million, or 5.3%, to $34.8 million at December 31, 2023 from $33.0 million at December 31, 2022. This increase was primarily due to an increase of $4.0 million in agency securities, a $500,000 increase in the market value of the AFS portfolio, partially offset by decreases in mortgage-backed and corporate securities due to paydowns and maturities.

Total Liabilities. Total liabilities decreased $61.0 million or 8.2%, to $686.2 million at December 31, 2023 from $747.2 million at December 31, 2022. The decrease was primarily due to a decrease in total deposits of $50.5 million, and a decrease in borrowings of $12 million slightly offset by an increase in other liabilities.

Deposits. Total deposits decreased $50.5 million, or 7.4%, to $634.1 million at December 31, 2023 from $684.6 million at December 31, 2022. Interest-bearing deposits decreased $25.3 million, or 4.9%, to $492.1 million at December 31, 2023 from $517.4 million at December 31, 2022. Noninterest bearing deposits decreased $25.2 million, or 15.1%, to $142.0 million at December 31, 2023 from $167.2 million at December 31, 2022. During the fourth quarter of 2023, the Company offered reasonable rates to retain $15.0 million in certificates of deposit held by a local government entity. These certificate accounts were moved to another financial institution. The Company had no brokered deposits as of December 31, 2023.

Federal Home Loan Bank Borrowings. The Company had no Federal Home Loan Bank borrowings at December 31, 2023 compared to $12.0 million in Federal Home Loan Bank borrowings at December 31, 2022. In the quarter ended December 31, 2023, the Company paid off all of the $37.5 million in borrowings that were outstanding as of September 30, 2023.

Stockholders’ Equity. Stockholders’ equity increased $101.3 million, or 103.6%, to $199.1 million at December 31, 2023, primarily due to the capital raise noted above and net income.

Asset Quality. Non-performing assets at December 31, 2023 totaled $10.7 million consisting of $10.5 million in nonperforming loans and $170,000 in foreclosed real estate, compared to $7.9 million at December 31, 2022, consisting of $5.9 million in non-performing loans and $2.0 million in foreclosed real estate. At December 31 2023, the allowance for credit losses on loans was $8.6 million, which represented 1.21% of total loans and 82.9% of non-performing loans compared to $3.8 million at December 31, 2022, which represented 0.57% of total loans and 64.8% of non-performing loans. In addition, at December 31, 2022, the Bank had credit marks of $3.8 million that were not included in the Bank’s allowance for loan loss estimate which is in accordance with U.S. Generally Accepted Accounting Principles. The credit marks were established for specific loans acquired in previous mergers.

Comparison of Operating Results for the Three and Twelve Months Ended December 31, 2023 and 2022

Net Interest Income. Net interest income was $8.9 million for the three months ended December 31, 2023 compared to $8.5 million in the three months ended December 31, 2022. The net interest margin for the three months ended December 31, 2023 was 4.30% compared to 4.45% for the three months ended December 31, 2022. The 61 basis point increase in the yield on interest-earning assets, a higher volume of interest earning assets and the higher level of average equity offset the 125 basis point increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due to higher rates paid on deposits and a shift to higher cost certificates of deposits.

Net interest income was $34.2 million for the year ended December 31, 2023, compared to $29.9 million in the year ended December 31, 2022.The net interest margin for the year ended December 31, 2023 was 4.23% compared to 3.91% for the year ended December 31, 2022. The 101 basis point increase in the yield on interest-earning assets and the higher level of average equity offset the 101- basis point increase in the cost of deposits and borrowed money. The increase in the yield on interest-earning assets was due to higher rates earned on cash balances and loans due to higher market interest rates. The increase in the cost of interest-bearing liabilities was due to an increased reliance on advances from the Federal Home Loan Bank of Atlanta, higher rates paid on deposits and a shift to higher cost certificates of deposits.

Noninterest Income. For the three months ended December 31, 2023, noninterest income totaled $698,000 compared to $2.3 million in the quarter ended December 31, 2022. In the quarter ended December 31, 2023, the Company recognized a gain of $31,000 on the sale of a foreclosed real estate property. For the quarter ended December 31, 2022, the Company recognized a gain on bargain purchase related to the North Arundel Savings Bank merger of $646,000 and $1.1 million in excess insurance proceeds.

For the year ended December 31, 2023, noninterest income totaled $3.7 million as compared to $5.7 million for the year ended December 31, 2022. In the year ended December 31, 2023, the

Company recognized a gain of $709,000 on the sale of foreclosed real estate and $225,000 in excess life insurance proceeds and a $188,000 gain on the sale of a closed branch office. In the year ended December 31, 2022, the Company recognized a $1.3 million gain on bargain purchase from the acquisition of North Arundel Savings Bank and $1.4 million in excess insurance proceeds.

Noninterest Expense. For the three months ended December 31, 2023, noninterest expense totaled $5.1 million compared to $6.3 million for the three months ended December 31, 2022. Compensation and benefits expenses increased by 27.2% due to increases in staffing and salary levels. Professional fees and FDIC insurance premiums also increased. Expenses for holding foreclosed real estate expenses decreased $555,000 as a result of property sales. The quarter ended December 31, 2022 included $1.8 million in merger expenses.

For the year ended December 31, 2023 noninterest expense totaled $19.4 million compared to $20.0 million in the year ended December 31, 2022. Compensation and benefits increased by 21.0% due to increases staffing and salary levels. Professional fees and FDIC insurance premiums also increased year over year. Decreases in merger expenses of $2.5 million and foreclosed real estate holding costs of $779,000 contributed to the net decline in operating expenses.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, the failure to retain or attract employees.

BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with fourteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.

	At or For the Year		At or For the Three Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022

Performance Ratios(1):
Return on average assets	1.54%	1.24%	1.34%	1.29%
Return on average equity	9.93%	11.49%	6.11%	11.46%
Interest rate spread(2)	3.74%	3.75%	3.64%	4.28%
Net interest margin(3)	4.23%	3.91%	4.30%	4.45%
Non-interest expense to average assets	2.19%	2.35%	2.29%	3.00%
Efficiency ratio(4)	51.03%	57.88%	56.19%	61.47%
Average interest-earning assets to average interest-bearing liabilities	142.89%	135.36%	153.30%	135.16%
Average equity to average assets	15.55%	10.78%	21.87%	11.28%
Credit Quality Ratios:(5)
Allowance for credit losses as a percentage of total loans	1.21%	0.57%	1.21%	0.57%
Allowance for credit losses as a percentage of non-performing loans	82.94%	64.80%	82.94%	64.80%
Net charge-offs (recoveries) to average outstanding loans during the year	-0.07%	0.00%	-0.01%	0.00%
Non-performing loans as a percentage of total loans	1.46%	0.88%	1.46%	0.88%
Non-performing loans as a percentage of total assets	1.17%	0.70%	1.17%	0.70%
Total non-performing assets as a percentage of total assets	1.19%	0.93%	1.19%	0.93%

Other:
Number of offices	14	15	14	15
Number of full-time equivalent employees	112	110	112	110

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(5) The Company adopted ASC 326 on January 1, 2023. Some ratios are not comparable pre and post adoption of this accounting standard.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
(dollars in thousands, except share amounts)	(unaudited)	derived from audited financial statements

Assets
Cash	$9,260	$12,704
Interest-bearing deposits in other banks	64,482	55,948
Cash and cash equivalents	73,742	68,652
Equity Investment	256	221
Securities available for sale	34,781	33,034
Securities held to maturity (fair value of $9,212 and $9,660, ACL of $6 and $0)	10,209	10,461
Loans held for maturity	704,802	662,944
Allowance for Credit Losses	(8,554)	(3,813)
Net Loans	696,248	659,131
Foreclosed real estate	170	1,987
Premises and equipment, net	14,250	15,176
Federal Home Loan Bank of Atlanta stock, at cost	626	977
Investment in life insurance	19,657	19,983
Accrued interest receivable	3,279	2,952
Goodwill	14,420	14,420
Intangible assets, net	1,012	1,195
Deferred tax assets, net	8,969	9,113
Other assets	7,635	7,661
Total assets	$885,254	$844,963
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$142,030	$167,202
Interest-bearing deposits	492,090	517,416
Total deposits	634,120	684,618

FHLB borrowings	—	12,000
Subordinated Debentures	37,251	37,039
Other liabilities	14,818	13,555
Total liabilities	686,189	747,212
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2023 and 14,000,000 authorized in 2022; 11,375,803 shares issued and 11,375,803 shares outstanding as of December 31, 2023; 7,418,575 shares issued and 7,418,575 shares outstanding as of December 31, 2022	114	74
Paid-in capital	110,465	15,406
Unearned common stock held by employee stock ownership plan	(7,328)	—
Retained earnings	97,772	84,612
Accumulated other comprehensive loss	(1,958)	(2,341)
Total stockholders' equity	199,065	97,751
Total liabilities and stockholders' equity	$885,254	$844,963

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended December 31,		Years Ended December 31,
Interest Income	2023	2022	2023	2022
Loans, including fees	$9,878	$8,547	$37,742	$31,259
Investment securities available for sale	311	211	1,156	610
Investment securities held to maturity	92	102	367	245
Other interest income	1,196	509	4,154	1,236
Total interest income	11,477	9,369	43,419	33,350
Interest Expense
Interest on deposits	1,920	369	5,614	1,357
Interest on FHLB borrowings	99	11	1,411	11
Interest on Subordinated debentures	543	532	2,165	2,062
Total interest expense	2,562	912	9,190	3,430
Net interest income	8,915	8,457	34,229	29,920
Provision for (recovery of) credit losses	435	451	(45)	1,038
Net interest income after provision for (recovery of) credit losses	8,480	8,006	34,274	28,882
Noninterest Income
Service fees on deposits	109	116	413	460
Fees from debit cards	181	188	724	755
Income from investment in life insurance	92	1,182	641	1,492
Gain on sale of loans	—	—	—	1
Gain(loss) on sale of repossessed assets	31	(33)	709	246
Gain on sale of fixed assets	—	—	188	—
Other income	285	862	1,082	2,711
Total noninterest income	698	2,315	3,757	5,665
Noninterest Expense
Compensation and related benefits	3,371	2,649	12,257	10,130
Occupancy	426	440	1,604	1,661
Data processing	339	349	1,373	1,419
Advertising	11	6	43	23
Professional fees	290	155	886	607
Equipment	106	24	425	436
Foreclosed real estate and repossessed assets holding costs	13	568	186	965
Amortization of intangible assets	45	46	183	183
FDIC insurance premiums	98	55	336	219
Other expense	458	2,052	2,116	4,351
Total noninterest expense	5,157	6,344	19,409	19,994
Net income before tax	4,021	3,977	18,622	14,553
Income tax expense	1,012	1,247	4,915	4,029
Net income	$3,009	$2,730	$13,707	$10,524
Basic earnings per share	$0.28	$0.34	$1.47	$1.32
Diluted earnings per share	$0.28	$0.34	$1.47	$1.32

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended December 31
(Dollars in thousands)

	For the Three Months Ended December 31,
	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$693,217	$9,878	5.65%	$653,469	$8,547	5.19%
Securities available-for-sale	35,194	311	3.51%	33,905	211	2.47%
Securities held-to-maturity	11,193	92	3.26%	11,165	102	3.64%
Cash, cash equivalents and other interest-earning assets	82,482	1,196	5.65%	54,959	509	3.69%
Total interest-earning assets	822,086	11,477	5.54%	753,498	9,369	4.93%
Noninterest-earning assets	78,694			91,296
Total assets	$900,780			$844,794

Interest-bearing liabilities:
Interest-bearing demand deposits	$83,014	234	1.12%	$98,441	19	0.08%
Savings deposits	143,666	61	0.17%	168,729	26	0.06%
Money market deposits	88,671	312	1.40%	108,293	80	0.29%
Certificates of deposit	176,738	1,313	2.95%	143,837	244	0.67%
Total interest-bearing deposits	492,089	1,920	1.55%	519,300	369	0.28%
Federal Home Loan Bank advances	6,929	99	5.61%	1,174	11	3.72%
Subordinated debentures	37,228	543	5.81%	37,017	532	5.71%
Total borrowings	44,157	642	5.78%	38,191	543	5.64%
Total interest-bearing liabilities	536,246	2,562	1.90%	557,491	912	0.65%
Noninterest-bearing demand deposits	144,330			167,302
Other noninterest-bearing liabilities	23,207			24,750
Total liabilities	703,783			749,543
Equity	196,997			95,251
Total liabilities and equity	$900,780			$844,794
Net interest income		$8,915			$8,457
Net interest rate spread			3.64%			4.28%
Net interest-earning assets	$285,840			$196,007
Net interest margin			4.30%			4.45%
Average interest-earning assets to interest-bearing liabilities	153.30%			135.16%

BV FINANCIAL, INC.
Average Balance Sheet for the Year ended Decemer, 31
(Dollars in thousands)

	2023			2022
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$683,657	$37,742	5.52%	$634,152	$31,259	4.93%
Securities available-for-sale	35,607	1,156	3.25%	36,551	610	1.67%
Securities held-to-maturity	12,003	367	3.06%	8,220	245	2.98%
Cash, cash equivalents and other interest-earning assets	77,865	4,154	5.34%	85,859	1,236	1.44%
Total interest-earning assets	809,132	43,419	5.37%	764,782	33,350	4.36%
Noninterest-earning assets	78,100			87,128
Total assets	$887,232			$851,910

Interest-bearing liabilities:
Interest-bearing demand deposits	$86,114	614	0.71%	$95,261	65	0.07%
Savings deposits	154,629	202	0.13%	169,678	97	0.06%
Money market deposits	91,573	803	0.88%	108,492	231	0.21%
Certificates of deposit	170,299	3,995	2.35%	154,346	964	0.63%
Total interest-bearing deposits	502,615	5,614	1.12%	527,777	1,357	0.26%
Federal Home Loan Bank advances	26,503	1,411	5.32%	296	11	3.79%
Subordinated debentures	37,149	2,165	5.83%	36,938	2,062	5.58%
Total borrowings	63,652	3,576	5.62%	37,234	2,073	5.57%
Total interest-bearing liabilities	566,267	9,190	1.62%	565,011	3,430	0.61%
Noninterest-bearing demand deposits	149,630			169,722
Other noninterest-bearing liabilities	33,363			24,870
Total liabilities	749,260			759,603
Equity	137,972			92,307
Total liabilities and equity	$887,232			$851,910
Net interest income		$34,229			$29,920
Net interest rate spread			3.74%			3.75%
Net interest-earning assets	$242,865			$199,772
Net interest margin			4.23%			3.91%
Average interest-earning assets to interest-bearing liabilities	142.89%			135.37%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	12/31/2023	12/31/2023

Beginning Balance	$8,153	$3,813

Provision for credit loss -loans	354	42
CECL Transition - Gross up of PCD loans	—	3,778
CECL Transition - Cumulative effect adjustment related to adoption	—	454

Net Charge-offs (recoveries):
Owner Occupied 1-4	(4)	(62)
Non-Owner Occupied 1-4	(60)	(305)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	3	3
Construction & Land	(1)	(154)
Farm Loans	—	—
Marine & Consumer	15	54
Guaranteed by the US Gov't	—	—
Commercial	—	(3)
Net charge-offs (recoveries)	(47)	(467)

Ending Balance- ACL for Loans	$8,554	$8,554

Balance Reserve for unfunded loan commitments	207	207
Balance Reserve for HTM Securities	6	6
Total ACL	$8,767	$8,767

Provision expense for Unfunded Commitments	81	(82)
Provision expense for HTM Securities	—	(5)
Total other provision expense	$81	$(87)
Total provision for (recovery of )credit losses	$435	$(45)